Exhibit 10.16

Execution Copy

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [ * * * ] INDICATES THAT INFORMATION HAS BEEN REDACTED.

JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT (together with the exhibits attached hereto, this “Agreement”) is entered into effective as of October 28, 2021 (the “Effective Date”) and is between Solid Power, Inc., a Colorado corporation and having its registered office at 486 S. Pierce Ave., Suite E, Louisville, Colorado 80027 USA (“Solid Power”), and SK Innovation Co., Ltd., a Company incorporated under the laws of Republic of Korea and having its registered office at 26 Jongro, Jongno-gu, Seoul 03188 Republic of Korea (“SKI,” and together with Solid Power, the “Parties”).

RECITALS

A.    Solid Power is developing and/or acquiring technology relating to all-solid-state (“ASSB”) battery cells having a sulfide-based solid electrolyte (the “Material).

B.    SKI is developing and securing technology in the field of lithium-ion battery including electrode powders, electrode coatings, electrolyte compositions, battery assembly, battery formation, and battery cycling and sells batteries to third-parties, including original equipment manufacturers in the automotive market (Auto OEMs).

C.    SKI and Solid Power desire to cooperate on ASSB cell development, validation, and production in order to accelerate activities toward a “tier-1” battery supplier engagement to enable transition of ASSB qualification samples to SKI for target automotive original equipment manufacturers in 2024 (the “Project”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.01    Definitions.

(a)    “Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

(b)    “Agreement” has the meaning set forth in the introductory paragraph.

(c)    “ASSB” has the meaning set forth in the recitals.

(d)    “Background IP” means Intellectual Property conceived, created, developed, or reduced to practice by a Party or an Affiliate of a Party prior to the Effective Date or outside of the scope of the Scope of Work; provided, however, Background IP may also include Intellectual Property developed outside of the scope of the Project but subsequently incorporated as part of or discussed in conjunction with the Project methodology or Project deliverables.

(e)    “Business Day” means a day other than Saturday, Sunday, or any day on which the Federal Reserve Bank of New York is closed.

(f)    “Confidential Information” has the meaning set forth in Section 6.01.

(g)    “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as a trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, or otherwise.

(h)    “DCRC” has the meaning set forth in Section 6.05.

(i)    “Disclosing Party” has the meaning set forth in Section 6.01.

(j)    “Effective Date” has the meaning set forth in the introductory paragraph.

(k)    “Foreground IP” means Intellectual Property first conceived, created, or developed by one of the Parties during the Term and solely within the Scope of Work, but in all cases excluding Background IP.

(l)    “Intellectual Property” means all or any of the following throughout the world: (i) patents, patent applications (including originals, divisions, continuations, continuations-in-part, extensions, reexaminations, and reissues thereof), patent disclosures, inventions, and invention disclosures (whether or not patentable), (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, transliterations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, and franchises, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) registrations and applications for any of the foregoing, (v) trade secrets, customer lists, data and customer records, reports, software development methodologies, source code, technical information, proprietary business information, process technology, plans, drawings, blue prints, know-how and inventions (whether patentable or unpatentable and whether or not reduced to practice (those items in subclause (v) collectively, “Trade Secrets”), (vi) all rights of publicity, including the right to use the name, voice, likeness, signature, and biographies of real persons, together with all goodwill related thereto, and (vii) all other intellectual or proprietary rights.

(m)    “Inventions” has the meaning set forth in Section 3.04.

(n)    “IP Recipient” has the meaning set forth in Section 3.05(a).

(o)    “Joint IP” means Intellectual Property developed jointly by the Parties under this Agreement and pursuant to the Scope of Work.

(p)    “Material” has the meaning set forth in the recitals.

(q)    “Merger” has the meaning set forth in Section 6.05.

(r)    “MergerSub” has the meaning set forth in Section 6.05.

(s)    “MOU” has the meaning set forth in Section 2.06.

(t)    “New Solid Power” has the meaning set forth in Section 6.05.

(u)    “Project” has the meaning set forth in the recitals.

(v)    “Receiving Party” has the meaning set forth in Section 6.01.

(w)    “Representatives” has the meaning set forth in Section 6.03(b).

(x)    “Scope of Work” has the meaning set forth in Section 2.01.

(y)    “SKI” has the meaning set forth in the introductory paragraph.

(z)    “Solid Power” has the meaning set forth in the introductory paragraph.

(aa)    “Term” has the meaning set forth in Section 4.01.

1.02    Interpretation. The words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Any capitalized term used in any Exhibit but not otherwise defined therein will have the meaning given to such term in this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The words “herein,” “hereto,” “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” is not exclusive.

ARTICLE II

SCOPE OF WORK; PROJECT MANAGEMENT; MATERIAL SUPPLY

2.01    Scope of Work. The Parties have jointly developed a statement of work, attached hereto as Exhibit A (the “Scope of Work”), which sets forth the expected work to be performed by each Party during the Term to support the Project. The Scope of Work may be amended through a writing executed and delivered by both Parties.

2.02    Performance. Each Party shall use commercially reasonable efforts and to complete its responsibilities under the Scope of Work in accordance with the timelines and milestones set forth therein. Solid Power shall use commercially reasonable efforts to facilitate SKI’s access to third party materials necessary for SKI’s performance of the Scope of Work (e.g., cathode active materials, binders, etc.).

2.03    Fees and Expenses. Except as otherwise set forth in the Scope of Work, each Party shall bear all of its own fees, expenses, and costs of any kind in performing its obligations under the Scope of Work. If SKI desires Solid Power to perform activities outside of the Scope of Work, the Parties shall negotiate in good faith the personnel, time, costs, expenses, materials, and other matters necessary to complete such activities.

2.04    Project Management. Each Party shall designate a project manager for the Project. Solid Power’s initial project manager is [ * * * ] and SKI’s initial project manager is [ * * * ]. In addition, the Parties shall establish a steering committee comprised of at least three members of management from each of the Parties, which steering committee will meet at least quarterly to assess progress, review go/no-go milestones, pricing, and commercial readiness.

2.05    Material Supply. For the duration of the Term, Solid Power shall, or shall cause a third party to, manufacture and supply Material to SKI for use in furthering the Scope of Work and the Project. The Material shall be sold to SKI pursuant to a Material Transfer Agreement, the form of which is attached hereto as Exhibit B. The price for Material shall be as set forth in the Scope of Work.

2.06    MOU. In connection with the execution and delivery of this Agreement, the Parties have entered into a memorandum of understanding, a copy of which is attached hereto as Exhibit C (the “MOU”).

ARTICLE III

INTELLECTUAL PROPERTY

3.01    Background IP. Each Party shall retain all right, title, and interest in and to all of such Party’s, or such Party’s Affiliate’s, Background IP, and, except as otherwise expressly set forth in Section 3.04, the other Party shall obtain no, nor shall it be deemed to have been granted any, license, right, title, or interest in or to any of the other Party’s Background IP.

3.02    Foreground IP. Each Party shall retain all right, title, and interest in and to all of such Party’s, or such Party’s Affiliate’s, Foreground IP and, except as otherwise expressly set forth in Section 3.04, the other Party shall obtain no, nor shall it be deemed to have been granted any, license, right, title, or interest in or to any of the other Party’s Foreground IP.

3.03    Joint IP. The Parties shall jointly own all Joint IP. Either Party is free to use and exploit Joint IP, including the right to make, have made, use, sell, have sold, import, and export products or services, without payment to the other Party or obligation to account to the other Party; provided, however, neither Party shall be permitted to, without the consent of the other Party, grant a license under such Joint IP. Each Party shall solely own all modifications and derivative works to the Joint IP that it creates after the Term, without any disclosure, financial, or cross-license obligation to the other Party.

3.04    Material; Inventions. Notwithstanding Section 3.03, Solid Power will exclusively own all right, title, and interest, including all Intellectual Property rights, in and to any improvements or enhancements to the Material conceived, developed, or reduced to practice by or on behalf of the Parties (whether or not authorized under this Agreement) (“Inventions”). For the avoidance of doubt and for the purpose of this section, incorporation of a Party’s background Intellectual Property into the “Material” (including adding materials such as a binder to the Material or processing the Material to make an interfacial layer) shall not be considered as “any improvements or enhancements to the Material”. Accordingly, SKI hereby assigns to Solid Power all right, title, and interest, including all Intellectual Property rights, in and to any Inventions. SKI will, no later than five days after becoming aware of an Invention, disclose to Solid Power such Invention and provide to Solid Power copies of all Invention disclosures and other documents that disclose such Invention. Such Invention disclosure and other documents will contain sufficient detail to enable Solid Power to determine whether: (i) the respect Invention contains patentable subject matter, and (ii) to file for patent protection of the Invention.

3.05    Limited Grant of License; Restrictions.

(a)    For the duration of the Term, each Party hereby grants to the other Party and its Affiliates (“IP Recipient”) a non-exclusive, royalty-free, non-transferrable, non-sublicensable license to the granting Party’s Background IP and Foreground IP solely to the extent necessary, and for the limited purpose, to fulfill the receiving Party’s obligations under the Scope of Work. For the sake of clarity, in no event shall either Party be entitled to share the other Party’s Background IP or Foreground IP without the prior written consent of the Party who owns such Background IP or Foreground IP. Following the expiration of the Term or earlier termination of this Agreement the foregoing license shall automatically terminate; provided, however, subject to the Parties entering into a Commercialization Agreement (as defined in the MOU), each Party agrees to negotiate in good faith a royalty-bearing license to such Party’s Background IP and Foreground IP to the extent necessary to fulfill each Party’s obligations under the Commercialization Agreement.

(b)    IP Recipient will not and will not attempt to, and will cause its Affiliates not to and not to attempt to, directly or indirectly, lease, loan, or otherwise commercialize, disclose, or share with any third party, any of granting Party’s Background IP or Foreground IP, or any Trade Secrets embodied in any of granting Party’s Background IP or Foreground IP.

(c)    SKI will not and will not attempt to, and will cause its Affiliates not to and not to attempt to, directly or indirectly, lease, loan, or otherwise commercialize, disclose, or share with any third party, modify, analyze, reverse engineer (or otherwise attempt to learn the ingredients or chemical structure of), or otherwise seek to identify or uncover any Trade Secrets embodied in any Material.

3.06    Third Party Intellectual Property. To the extent one of the Parties has rights to a third party’s Intellectual Property, and to the extent such Intellectual Property is required to be practiced or otherwise required to complete the Scope of Work, such Party shall use commercially reasonable efforts to procure all necessary approvals to use such third party’s Intellectual Property.

ARTICLE IV

TERM; TERMINATION

4.01    Term. This Agreement shall be effective commencing on the Effective Date and will continue until March 31, 2025, unless earlier terminated pursuant to Section 4.02 (the “Term”).

4.02    Termination. This Agreement shall terminate upon the earlier of:

(a)    expiration of the Term;

(b)    entry by the Parties (or their respective Affiliates) into the Commercialization Agreement;

(c)    upon 30 days’ prior written notice by either Party if such Party elects not to proceed with the Commercialization Agreement; or

(d)    the date on which the Business Combination Agreement and Plan of Reorganization among DCRC, MergerSub, and Solid Power, dated June 15, 2021, is terminated.

4.03    Survival. Upon termination of this Agreement pursuant to Section 4.02 all obligations and rights of the Parties shall also terminate, except for Article III, this Section 4.03, Article VI, Article VII, and Article VIII, and all defined terms required to interpret those Articles and Sections.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party as follows:

5.01    Power and Authority. This Agreement and the documents referred to herein to have been duly executed and delivered by such Party and are legal, valid, and binding obligations of such Party, enforceable against such Party in accordance with their terms.

5.02    No Conflict. Such Party does not have any agreement with any third party or other commitment or obligation that materially conflicts with such Party’s obligations under this Agreement. During the Term, such Party will not enter into any agreement, commitment, or obligation that materially conflicts with its obligations under this Agreement.

5.03    Disclaimer. Except as set forth in Section 5.01 and Section 5.02, such Party does not make any warranties in connection with this Agreement, whether express, implied, statutory, or otherwise and such Party specifically disclaims all implied warranties, including those of merchantability, title, noninfringement, and fitness for a particular purpose.

ARTICLE VI

CONFIDENTIALITY

6.01    Definition. A Party (“Disclosing Party”) may directly or indirectly disclose or make available Confidential Information to the other Party (“Receiving Party”) in connection with this Agreement. “Confidential Information” means information in any form or medium (whether oral, written, electronic, or other) that is marked as confidential or proprietary to Disclosing Party or that otherwise should reasonably be considered confidential to Disclosing Party given the nature of the information and circumstances of disclosure, including information consisting of or relating to Disclosing Party’s technology, Intellectual Property, know-how, business operations, plans, strategies, customers, and pricing, and information with respect to which Disclosing Party has contractual or other confidentiality obligations.

6.02    Exclusions. Confidential Information does not include information that Receiving Party can demonstrate by written or other documentary records: (a) was rightfully known to Receiving Party without restriction on use or disclosure prior to such information being disclosed or made available to Receiving Party in connection with this Agreement; (b) was or becomes generally known by the public other than by Receiving Party’s noncompliance with this Agreement; (c) was or is received by Receiving Party on a non-confidential basis from a third party that, to Receiving Party’s knowledge, was not or is not, at the time of such receipt, under any obligation to maintain its confidentiality; or (d) was or is independently developed by Receiving Party without reference to or use of any Confidential Information. Notwithstanding the foregoing in this Section 6.02 and without otherwise limiting the definition of Confidential Information set forth in Section 6.01, the Material, Inventions and the terms and existence of this Agreement are Confidential Information.

6.03    Protection of Confidential Information. Receiving Party will:

(a)    not access or use Confidential Information other than as necessary to exercise its rights or perform its obligations under and in accordance with this Agreement;

(b)    not disclose or permit access to Confidential Information other than: (i) in accordance with Section 6.04; or (i) to its employees, officers, directors, consultants, Affiliates, and agents (collectively, “Representatives”) who: (1) need to know such Confidential Information for the Project and/or Receiving Party’s exercise of its rights or performance of its obligations under and in accordance with this Agreement; (2) have been informed of the confidential nature of the Confidential Information and Receiving Party’s obligations under this Article VI; and (ii) are bound by written confidentiality and restricted use obligations at least as protective of the Confidential Information as the terms set forth in this Article VI;

(c)    safeguard the Confidential Information from unauthorized use, access or disclosure using at least the degree of care it uses to protect its own sensitive information and in no event less than a reasonable degree of care; and

(d)    ensure that its Representatives comply with, and be responsible and liable for any noncompliance with, the terms of this Article VI.

6.04    Compelled Disclosures. If Receiving Party or any of its Representatives is compelled by applicable law or regulation to disclose any Confidential Information then, to the extent permitted by the applicable law or regulation, Receiving Party will: (a) promptly, and prior to such disclosure, notify Disclosing Party in writing of such requirement so that Receiving Party can seek a protective order or other remedy, or waive its rights under Section 6.03; and (b) provide reasonable assistance to Disclosing Party, at Disclosing Party’s cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure. If Disclosing Party waives compliance or, after providing the notice and assistance required under this Section 6.04, Receiving Party remains required by applicable law or regulation to disclose any Confidential Information, Receiving Party will disclose only that portion of the Confidential Information that, on the advice of Receiving Party’s legal counsel, Receiving Party is legally required to disclose and, upon Disclosing Party’s request, will use commercially reasonable efforts, at Disclosing Party’s cost and expense, to obtain assurances from the applicable court or other presiding authority that such Confidential Information will be afforded confidential treatment.

6.05    Securities Laws Compliance. As has been publicly disclosed, Solid Power has entered into an agreement with Decarbonization Plus Acquisition Corporation III (“DCRC”) and DCRC Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Solid Power, with Solid Power surviving and becoming a wholly owned subsidiary of DCRC (the “Merger”). Following completion of the Merger, DCRC will rename itself Solid Power, Inc., a Delaware corporation and will be a publicly traded company (“New Solid Power”). SKI hereby acknowledges that it understands that: (a) the Confidential Information, the existence or contents of this Agreement, and the fact that investigations, discussions, or negotiations are taking or have taken place concerning the Project, including the status thereof, may contain or constitute material non-public information concerning Solid Power, DCRC, or New Solid Power; and (b) trading in the securities of DCRC, Solid Power, or New Solid Power, as applicable, while in possession of material nonpublic information or communicating that information to any other person who trades in such securities could subject the party receiving such information to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. SKI agrees that it will not trade in the securities of DCRC, Solid Power, or New Solid Power, as applicable, while in possession of material nonpublic information or at all until SKI can do so in compliance with all applicable laws and without breach of this Agreement.

ARTICLE VII

INDEMNIFICATION; REMEDIES

7.01    Indemnification. Each Party will defend, indemnify, and hold harmless the other Party, its Affiliates, and their respective officers, directors, employees, agents, licensors, successors, and assigns, from and against any and all losses or liabilities (including reasonable attorneys’ fees) arising out of or resulting from the indemnifying Party’s breach of this Agreement.

7.02    Remedies. Notwithstanding anything herein to the contrary, the Parties hereby agree that, in the event any Party violates any provisions of this Agreement, the remedies at law available to the non-breaching Party may be inadequate. In such event, the non-breaching Party shall have the right, in addition to all other rights and remedies it may have, to seek specific performance or other equitable relief (including rights of rescission) at any time to enforce or prevent any breaches by the breaching Party.

ARTICLE VIII

MISCELLANEOUS

8.01    Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if made in writing and shall be deemed to be given (a) when personally delivered, (b) upon actual delivery when sent by electronic mail, or (c) on the next business day following dispatch when sent by overnight courier service, costs prepaid, to the addresses specified below:

If to Solid Power:

Solid Power, Inc.

486 S. Pierce Ave., Suite E

Louisville, CO 80027

Attention: Legal Department

Email: [ * * * ]

With copy to (which copy shall not constitute notice): [ * * * ]

If to SKI:

SK Innovation Co., Ltd.

26 Jongro, Jongro-gu, Seoul 03188,

Republic of Korea Attention: [ * * * ]

Email: [ * * * ]

8.02    Assignment. The rights and obligations of a Party under this Agreement shall not be assigned, including by operation of law or otherwise, by a Party without the prior written consent of the other Party; provided, however, Solid Power shall be entitled to assign this Agreement to any future parent company, including New Solid Power following, and subject to, the consummation of the Merger.

8.03    Binding Nature of Agreement; No Third Party Beneficiaries. All the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, and personal representatives. It is not the intention of the Parties to confer third party beneficiary rights upon any other third party.

8.04    Entire Agreement. This Agreement, together with the attached Exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

8.05    No Exclusive Agreement. This is not an exclusive agreement. Each Party has and will continue to perform battery cell development internally and with other partners, including other battery manufacturers, automotive manufacturers, universities, research entities, and other non-profit, for-profit, or governmental organizations.

8.06    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.07    Arbitration. All disputes arising out of or in connection with this Agreement shall be submitted to confidential arbitration before the International Court of Arbitration of the International Chamber of Commerce and shall be finally and confidentially settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with the Rules. The language of the arbitration will be English. The place of the arbitration will be London, England. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Notwithstanding the foregoing, a Party may institute and sustain an action for equitable relief to prevent an actual or threatened breach of this Agreement, or to stop a continuing breach of this Agreement, in any court having jurisdiction.

8.08    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.09    Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

8.10    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.11    Rules of Construction. The Parties agree that they have been represented by counsel (or have had the opportunity to retain counsel and knowingly forego such opportunity) during the negotiation, preparation, and execution of this Agreement and therefore waive the application of any law, rule, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

8.12    Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Any agreement on the part of a Party to the waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

8.13    Public Announcements. Solid Power shall be entitled to issue a press release announcing the execution of this Agreement and the transactions contemplated hereby. Subsequently, each Party agrees to consult with the other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior consent of the other; provided, however, that if such press release or public statement is required by applicable law, the Party required to make such press release or public statement shall advise the other Party of such obligation and the Parties shall attempt to cause a mutually agreeable press release or public statement to be issued. The foregoing shall not restrict Solid Power from providing any information required by a securities exchange or to comply with its disclosure obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rules promulgated by the Securities and Exchange Commission thereunder.

8.14    Counterparts; Electronic Signatures. This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, PDF, or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Any such signature page shall be effective as a counterpart signature page hereto without regard to page, document, or version numbers or other identifying information thereon, which are for convenience of reference only. At the request of a Party, the other Party shall re-execute original forms thereof and deliver them to the other Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

SOLID POWER:

Solid Power, Inc.

By:	/s/ Douglas Campbell
Name:	Douglas Campbell
Title:	Chief Executive Officer

SKI:

SK Innovation Co., Ltd.

By:	/s/ Seongjun Lee
Name:	Seongjun Lee
Title:	Head of Institute of Environmental
Science & Technology

SIGNATURE PAGE TO JOINT DEVELOPMENT AGREEMENT

EXHIBIT A

SCOPE OF WORK

(see attached)

[ * * * ]

EXHIBIT B

MATERIALS TRANSFER AGREEMENT

(see attached)

MATERIALS TRANSFER AGREEMENT

THIS MATERIALS TRANSFER AGREEMENT (this “Agreement”), effective 28th of October, 2021 (“Effective Date”), is between SK Innovation Co., Ltd., a Company incorporated under the laws of Republic of Korea (“Transferee”), and Solid Power, Inc., a Colorado corporation (“Transferor,” and together with Transferee, the “Parties”).

1.    Material. “Material” means samples, including solid electrolyte materials, solid-state cells, and other related solid-state battery materials, produced by Transferor and provided to Transferee under this Agreement for the purpose of enabling Transferee to evaluate its interest in further collaboration with Transferor.

2.    No Analysis. Transferee shall not analyze chemically or conduct any reverse engineering on the Material in any manner. However, it is understood that Transferee may have to conduct certain physical testing in order to determine the suitability of the Material for having the desired properties in its finished product. Any such physical testing shall be limited to the test plan set forth in Exhibit A and incorporated herein by reference (the “Test Plan”). At Transferor’s request, any work performed pursuant to the Test Plan shall be done in the presence of one or more of Transferor’s engineers. The results of any testing pursuant to the Test Plan will be treated as Confidential Information (as defined below). Any changes or additions to the Test Plan must be approved by both Parties in writing.

3.    Consideration. In consideration of Transferor providing Transferee the Materials for the purpose set forth in Section 1, Transferee will pay Transferor compensation in the amount, and payable at the times and in the manner, set forth in Exhibit B. [Exhibit B is to be discussed and filled in]

4.    No Sale. Nothing in this Agreement shall be construed as selling, assigning, transferring title to, or otherwise conveying Transferor’s Material, Confidential Information, intellectual property, know-how, trade secrets, or other tangible or intangible materials to Transferee, all of which shall remain the property of Transferor.

5.    Transfer to Third Parties. Transferee shall not assign, sell, convey, lease, loan, or otherwise transfer the Material to any third party without the prior written consent from Transferor.

6.    Nondisclosure and Confidentiality. Transferor considers all Material transferred, any knowledge conveyed under this Agreement with respect to the Material, and all information relating to the Material, including any test results, to be confidential information of Transferor (“Confidential Information”). Transferee shall hold in the strictest of confidence all Confidential Information. Without prior written consent of Transferor, Transferee shall not disclose Confidential Information, nor permit such Confidential Information to be disclosed, to any other person or entity other than those employees of Transferee who have a bona fide need to know the Confidential Information. Transferee will not use or permit the use of Confidential Information for any purpose other than as set forth in Section 1 without the prior written consent of Transferor. Notwithstanding the foregoing, Confidential Information does not include information that: (a) is already in Transferee’s possession at the time of disclosure by Transferor without restriction on use or obligation of confidentiality, as established by relevant documentary evidence; (b) is or later becomes, through no wrongful act or omission on the part of Transferee, generally available to the public; (c) is furnished to Transferee by a third party that does not have an obligation of confidentiality, direct or indirect, to Transferor; or (d) is independently developed by Transferor without reliance on or use of the Confidential Information, as established by relevant documentary evidence. Transferee may disclose Confidential Information if required by law or government regulation; provided, however, Transferee shall first (i) provide Transferor prompt notice of such required disclosure, (ii) assist Transferor in obtaining a protective order with respect to such Confidential Information, and (iii) only disclose such Confidential Information as is required under applicable law or government regulation on the advice of counsel. Transferee acknowledges that monetary remedies may be inadequate to protect the confidentiality of the Confidential Information and that injunctive relief may be appropriate for Transferor to protect its rights hereunder. Transferee acknowledges that Transferor may be irreparably damaged to the extent that any of the terms of this Agreement are violated and agrees that Transferor may seek (I) issuance of an injunction restraining the unauthorized copying, duplication, use, dissemination or disclosure of any Confidential Information, or (II) any other legal or equitable remedies, which shall be cumulative with and not exclusive of any other remedy or remedies. Upon expiration of the Term or earlier termination of this Agreement, Transferee shall return or destroy any Material or Confidential Information in its possession, including tested samples and certify such return or destruction to Transferor. This Section 6 shall survive the expiration or earlier termination of this Agreement.

7.    Term and Termination. The term of this Agreement shall commence on the Effective Date (the “Term”) and shall expire on March 31, 2025. Either Party may terminate this Agreement at any time upon 30 days’ prior written notice to the other Party. Upon any expiration or earlier termination of this Agreement, any and all rights and obligations of the Parties under this Agreement will terminate, provided that all rights, obligations or liabilities accrued under this Agreement prior to expiration or earlier termination of this Agreement, and any other right, obligation or liability which by its nature or express duration extends beyond the termination of this Agreement, will survive termination and continue in effect indefinitely or for the duration expressed in the applicable section or article. The provisions of this Agreement that do not survive termination of this Agreement will nonetheless be controlling on, and will be used in construing and interpreting the rights and obligations of the Parties with regard to any dispute, controversy, or claim which may arise under, out of, in connection with, or relating to this Agreement.

8.    Representations. Transferor represents that it owns the Material, that it has the right to enter into this Agreement, and that it is under no obligation inconsistent with the terms and conditions of this Agreement.

9.    Test Summaries. Transferee, at its sole cost and expense, shall provide Transferor written test results associated with the use or testing of any Material, including pursuant to the Test Plan.

10.    Disclaimer of Warranty. Transferee acknowledges and agrees that the Material is experimental in nature and may have hazardous properties. Transferor makes no representations, and extends no warranties of any kind, either express or implied, under law or in equity, with respect to the Material, and specifically disclaims any implied warranties of merchantability or fitness for a particular purpose, or that use of the Material will not infringe any patent or other intellectual or proprietary rights of a third party.

11.    Indemnification. Transferee assumes all liability, and shall indemnify, defend, and hold harmless Transferor, its officers, directors, stockholders, insurers, lenders, agents, and other representatives, from and against all losses, claims, demands, actions, suits, causes of action, damages, and expenses (including any legal expenses) (collectively, “Actions”), which may arise out of or result from the actual possession, use, storage, or disposal of any Material, including any products liability or environmental Actions, provided such Actions are not caused by Transferor’s gross negligence or intentional misconduct.

12.    Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction). All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration

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of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with the said Rules. The language of the arbitration will be English. The place of the arbitration will be London, England. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Notwithstanding the foregoing, a Party may institute and sustain an action for equitable relief to prevent an actual or threatened breach of this Agreement, or to stop a continuing breach of this Agreement, in any court having jurisdiction.

13.    Compliance with Laws. A Party receiving Confidential Information or Material shall adhere to all applicable laws, regulations, rules, and orders, including all U.S. Export Administration Laws and Regulations.

14.    Binding Nature of Agreement; No Third Party Beneficiaries. All the terms and provisions of this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, and personal representatives. Except as expressly provided in Section 11, it is not the intention of the Parties to confer third party beneficiary rights upon any other third party.

15.    No Exclusive Agreement. This is not an exclusive agreement. Transferor is free to engage others to provide Materials the same as or similar to the Materials provided to Transferee.

16.    Assignment. Neither Party may assign, delegate, or transfer to any third party any of its rights or obligations hereunder, or subcontract its performance hereunder, without the prior written consent of the other Party.

17.    Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by electronic mail, or sent by overnight courier service to the addresses specified below. A notice shall be deemed to have been received if given in writing and addressed as provided below, and if either (a) actually delivered in fully legible form to such address (evidenced in the case of electronic mail by confirmation of receipt by the intended recipient) or (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, costs prepaid, in each case if sent to such Party at its address or email address set forth below:

If to Transferor:

Solid Power, Inc.

486 S. Pierce Ave., Suite E

Louisville, Colorado 80027

Attention: [ * * * ]

Email: [ * * * ]

With copy to (which copy shall not constitute notice):

Solid Power, Inc.

486 S. Pierce Ave., Suite E

Louisville, Colorado 80027

Attention: Legal Department

Email: [ * * * ]

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If to Transferee:

SK Innovation Co., Ltd.

26 Jongro, Jongro-gu, Seoul 03188,

Republic of Korea

Attention: [ * * * ]

Email: [ * * * ]

To the address set forth on the signature page to this Agreement

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

18.    Entire Agreement. This Agreement, including the exhibits and other attachments hereto referenced herein, if any, contains the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

19.    Amendment. Except as otherwise provided herein, this Agreement may not be modified or amended other than by an agreement in writing signed by duly authorized representatives of each of the Parties.

20.    Relationship. Each party hereto shall be considered as an independent contractor responsible for its own expenses and financial obligations incurred in the performance of this Agreement.

21.    No Waiver. No failure or delay by any Party in exercising any right, power, or privilege hereunder will operate as a waiver of any right, power, or privilege hereunder. No waiver of any default on any one occasion will constitute a waiver of any subsequent or other default. No single or partial exercise of any right, power, or privilege will preclude the further or full exercise thereof.

22.    Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

23.    Remedies. The rights and remedies of the Parties with respect to failure of a Party to comply with the terms of this Agreement are not exclusive, the exercise thereof will not constitute an election of remedies and the aggrieved Party will in all events be entitled to seek whatever additional remedies may be available in law or in equity.

24.    Headings. Headings in this Agreement are for reference only and shall not affect the meaning of the provisions.

25.    No Further Commitment. This Agreement imposes no purchase or supply obligation on either Party or any obligation to enter into any other agreement.

26.    Publicity. Transferee will not use any Transferor trademark, name, or logo in any publicity release, advertising, or other promotional activity without the prior written consent of Transferor.

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27.    Counterparts; Electronic and Facsimile Signatures. This Agreement may be signed by manual, electronic or facsimile signature in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

28.    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, covenant, and agreement contained in this Agreement shall have independent significance. If any Party has breached any such representation, warranty, covenant, or agreement, then the fact that such Party has not breached another representation, warranty, covenant, or agreement relating to the same subject matter (regardless of the relative levels of specificity) shall not, in any way, detract from or mitigate the breach. Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words, “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference in this Agreement to gender shall include all genders, including the neuter, and words imparting the singular number only shall include the plural and vice versa. References to sections, exhibits, or schedules refer to the section of, or exhibits or schedules to, this Agreement, unless otherwise expressly indicated. References to “$” or to “dollars” shall mean the lawful currency of the United States of America.

30.    Incorporation of Exhibits. The exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the Effective Date.

TRANSFEREE:		TRANSFEROR:

SK Innovation		Solid Power, Inc.

By:	/s/ Seongjun Lee	By:	/s/ Douglas Campbell
Name: Seongjun Lee		Name: Douglas Campbell
Title: Head of Institute of Environmental		Title: Chief Executive Officer
Science and Technology

Address:

Attention
Email:

SIGNATURE PAGE TO MATERIALS TRANSFER AGREEMENT

[ * * * ]

EXHIBIT C

MEMORANDUM OF UNDERSTANDING

(see attached)

Execution Copy

MEMORANDUM OF UNDERSTANDING (MOU)

THIS MEMORANDUM OF UNDERSTANDING (this “MOU”) is made on this 28th day of October, 2021 (the “Effective Date”).

BY AND BETWEEN:

SK Innovation Co., Ltd, a Company incorporated under the laws of Republic of Korea and having its registered office at 26 Jongro, Jongno-gu, Seoul 03188 Republic of Korea (hereinafter referred to as “SKI”) of the FIRST PART;

AND

Solid Power, Inc., a Company incorporated under the laws of State of Colorado having its registered office at 486 S. Pierce Ave., Unit E, Louisville, CO 80027 USA (hereinafter referred to as “Solid Power”) of the SECOND PART;

SKI and Solid Power hereinafter individually referred to as a “Party” and collectively referred to as the “Parties”.

1.	RECITALS:

WHEREAS:

A.

SK Innovation is a leader of lithium ion battery development, manufacturing, and supply whom owns expertise in cell design and assembly technology which includes anode, cathode, electrolyte, protection layer, and any other element that requires in building a cell, and cell manufacturing technology which includes preparation of raw materials, build each components and parts for cell, and production of cell, and etc.

B.

Solid Power is a producer of both sulfide solid-state electrolyte (SSE) materials and All solid state batteries (ASSBs), while other constituent materials are obtained from development partners (e.g. cathode active materials, lithium metal anodes, etc.).

C.

Parties after having initial discussions with each other wish to explore whether there is a mutually beneficial business relationship between the Parties related to production scale-up of sulfide all solid-state batteries (ASSB) that includes (a) Solid Power sharing information regarding its technology with SKI after entry into a Commercialization Agreement (as defined below) and (b) the requirement to negotiate a Commercialization Agreement.

D.	Now therefore, the Parties, accordingly, record their understanding and define the steps to be taken in pursuance thereof.

2.	PURPOSE

The purpose of this MOU is to establish greater detail on the general task structure between the Parties. The activities described in Section 3 are intended to determine whether the Parties desire to establish a longer-term business relationship pertaining to the outlined scope (the “Project”). If successful, the Parties may execute a follow-on a formal binding agreement setting forth the commercial terms between Solid Power and SKI (the “Commercialization Agreement”).

In connection with the execution and delivery of this MOU, the Parties have entered into a Joint Development Agreement, effective as of October 28, 2021 (the “JDA”), setting forth the Parties’ rights and obligations with respect to furthering the Parties’ respective technologies.

3.	SCOPE OF WORK

During the Term (as defined below), Solid Power and SKI will initiate collaboration as set forth in the JDA and in parallel use commercially reasonable efforts to negotiate in good faith the Commercialization Agreement. The Commercialization Agreement may contain provisions customary for its type, including with respect to representations, warranties, covenants, ownership of intellectual property, confidentiality scope of work, licensing rights, and indemnification, as well as commercial terms relating to materials purchasing, royalties, and technology transfer fees. In the event that a Commercialization Agreement is not concluded by the Parties during the Term, and either Party is unwilling to extend this MOU, neither Party will have any obligation or liability to the other except as specified in this MOU.

Upon execution and delivery of one or more Commercialization Agreements, Solid Power intends to share with SKI the information in the categories set forth on Annex 1 attached hereto and in accordance with a mutually agreed-upon timeline.

4.	NON-BINDING NATURE OF THIS MOU

This MOU does not create any legally binding obligation to proceed with the Project and, as such, is not intended to constitute any obligation to execute agreements as envisaged hereinabove or to enter into business relationships with each other. The failure by either Party to proceed with or complete all or any part of the Project described in this MOU, or to enter into agreements for implementation of the Project, including the Commercialization Agreement, shall not be used by any Party as a ground to claim any compensation or indemnification for whatsoever including loss of business, or profit or employment from the other Party.

Notwithstanding the foregoing, the Parties agree and acknowledge that Sections 4 (Non-binding Nature of this MOU), 6 (Confidentiality), 8 (Term & Termination) and 10 (Governing Law; Arbitration) hereof are binding upon the Parties and shall survive expiration of the Term or earlier termination of this MOU.

5.	NO REPRESENTATIONS AND WARRANTIES

No Party has given any warranty nor made any representation, either express or implied, to the other in this MOU. The information and assumptions indicated in this MOU cannot give rise to any claim by any Party, based on its alleged reliance thereupon, or for any other title.

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6.	CONFIDENTIALITY

The confidentiality provisions set forth in Article VI of the JDA are incorporated into this MOU mutatis mutandis.

7.	FUNDING

No exchange of funding is planned under this MOU. Each Party shall bear their own costs in performance of the efforts described herein.

8.	TERM & TERMINATION

This MOU shall be effective commencing on the Effective Date and will continue until March 31, 2023, unless earlier terminated pursuant to the terms of this MOU (the “Term”).

This MOU shall terminate on the earliest of the following events:

a)	expiration of the Term;

b)	entry by the Parties (or their respective affiliates) into the Commercialization Agreement;

c)	upon 30 days’ prior written notice by either Party if such Party elects not to proceed with the Commercialization Agreement; or

d)

the date on which the Business Combination Agreement and Plan of Reorganization among Decarbonization Plus Acquisition Corporation III, DCRC Merger Sub, Inc., and Solid Power, dated June 15, 2021, is terminated.

9.	NOTICES

Section 8.01 of the JDA is incorporated herein mutatis mutandis.

10.	GOVERNING LAW; ARBITRATION:

Sections 8.06 and 8.07 of the JDA are incorporated herein mutatis mutandis.

11.	AUTHORIZATION:

The persons whose signatures appear below certify that they are authorized to enter this MOU on behalf of the Party for whom they sign.

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IN WITNESS WHEREOF the Parties hereto have duly executed this MOU in manner binding upon them effective as of the Effective Date.

SIGNED on behalf of Solid Power, Inc.:	SIGNED on behalf of SK Innovation Co., Ltd:

/s/ Douglas Campbell	/s/ Seongjun Lee

Douglas Campbell	Seongjun Lee

CEO	Head of Institute of Environmental Science & Technology

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[ * * * ]